Exhibit 2.1

                               AMENDMENT NO. 1 TO
                       AGREEMENT AND PLAN OF AMALGAMATION

               Amendment No. 1 dated as of May 28, 1998 (the "Amendment") to the Agreement and Plan of Amalgamation dated as of February 4, 1998 (the "Amalgamation Agreement") among NTL Incorporated ("NTL"), NTL (Bermuda) Limited ("Sub") and Comcast UK Cable Partners Limited ("Partners").

                              W I T N E S S E T H:

               WHEREAS, on February 4, 1998, the parties hereto entered into the Amalgamation Agreement; and

               WHEREAS, the parties hereto now desire to amend certain provisions of the Amalgamation Agreement;

               NOW, THEREFORE, the parties hereto agree as follows:

            1. Section 7.1(b)(i) of the Amalgamation Agreement is hereby amended in its entirety to read as follows:

                       (i) if the Amalgamation shall not have been consummated by October 5, 1998 (the "End Date"), provided, however, that (x) if there shall occur at any time subsequent to August 4, 1998 and prior to October 5, 1998 any Restraint prohibiting, delaying or restricting the Partners Stockholders Meeting, the voting of shares by Comcast Corporation in favor of the Amalgamation or the consummation of the Amalgamation, the End Date shall be extended to December 4, 1998, (y) if, as of October 5, 1998, the Required Consents of the bondholders of Partners shall not have been obtained, the End Date shall be extended to December 4, 1998, and
              (z) the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Amalgamation to be consummated by such time; provided, however, that this Agreement may be extended not more than 30 days (but in no event to a date later than November 4, 1998) by either party by written notice to the other party if the Amalgamation shall not have been consummated as a direct result of NTL or Partners having failed to receive all regulatory approvals required to be obtained with respect to the Amalgamation.

            2. Unless otherwise specifically defined herein, each term used herein which is defined in the Amalgamation Agreement shall have the meaning assigned to such term in the Amalgamation Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each similar reference contained in the Amalgamation Agreement shall from and after the date hereof refer to the Amalgamation Agreement as amended hereby.

            3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

            4. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof.

            5. Except as amended hereby, all of the terms of the Amalgamation Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.



               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                              NTL INCORPORATED


                              By: /s/  John Gregg
                                 -----------------------------------------
                                  Name:  John Gregg
                                  Title: Managing Director,
                                             Corporate Development


                              NTL (BERMUDA) LIMITED


                              By: /s/  Richard J. Lubasch
                                 -----------------------------------------
                                  Name: Richard J. Lubasch
                                 Title: Vice President


                              COMCAST UK CABLE PARTNERS LIMITED


                              By: /s/  Ken Mikalauskas
                                -----------------------------------------
                                  Name: Ken Mikalauskas
                                 Title: Vice President, Finance